UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2017

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

(918) 573-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Williams Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

(918) 573-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2017, The Williams Companies, Inc. (“Williams”) announced that John D. Chandler has been named Senior Vice President and Chief Financial Officer of Williams and WPZ GP LLC, the general partner of Williams Partners L.P. (“WPZ”), effective September 5, 2017. Mr. Chandler, age 47, has over 20 years of energy finance and leadership experience, most recently serving as Senior Vice President and Chief Financial Officer of Magellan GP, LLC, the general partner of Magellan Midstream Partners, LP from 2009 until his retirement in March 2014. From 2003 until 2009, he served as Senior Vice President and Chief Financial Officer for the general partner of Magellan Midstream Holdings, L.P. From 1992 until 2002, Mr. Chandler held various accounting and finance roles within Williams and MAPCO Inc., prior to its acquisition by Williams.

In connection with his appointment, Mr. Chandler will receive an annual base salary of $525,000 and will be eligible for an award under the Williams annual incentive plan (“AIP Plan”), at a target of 80% of his annual base salary. Actual bonus payments under the AIP Plan will be made at the discretion of Williams’ Compensation and Management Development Committee, and generally will be based upon performance as compared to stated objectives and certain other factors as may be determined from time to time. Mr. Chandler will also be eligible for long-term incentive awards under Williams’ 2007 Long-Term Incentive Plan (“LTI Plan”) at an annual equity target of $1,700,000 through a combination of performance-based restricted stock units, time-based restricted stock units, and stock options. Actual awards under the LTI Plan will be made at the discretion of the Compensation and Management Development Committee and are generally based on corporate and individual performance. Mr. Chandler will also receive an initial off-cycle equity award of $500,000 to be paid in time-based restricted stock units. In addition, Mr. Chandler will be eligible to participate in certain other benefits on the same terms and conditions as other Williams executives, and will be eligible to enter into a Change in Control Severance Agreement for Tier One executives.

There are no arrangements or understandings between Mr. Chandler and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Chandler, Williams, WPZ or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

As previously announced, Donald R. Chappel continues to target a retirement date of late 2017, after a transition of responsibilities to Mr. Chandler.

Item 7.01	Regulation FD Disclosure.

On August 28, 2017, Williams issued a press release related to the above matter. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1     Press release dated August 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis
Vice President and Corporate Secretary

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC, its General Partner
	By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis
Vice President and Secretary

DATED: August 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 28, 2017.